Exhibit 10.57

Pursuant to Item 601(b)(10) of Regulation S-K, certain information contained in this document, marked by brackets as [***], has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publically disclosed.

SIXTH AMENDMENT AGREEMENT

This Sixth Amendment Agreement (this “Amendment”) is made and entered into as of May 29, 2021 by and between SoftBank Corp., a company incorporated under the laws of Japan and having its principal place of business at 1-7-1 Kaigan, Minato-ku, Tokyo (formerly 1-9-1 Higashi-shimbashi, Minato-ku, Tokyo), Japan (“SoftBank”) and AeroVironment Inc., a company incorporated under the laws of the State of Delaware and having its principal place of business at 900 Innovators Way, Simi Valley, CA 93065 (formerly 800 Royal Oaks Drive, Suite 210, Monrovia, CA 91016), U.S.A. (“AV”). SoftBank and AV are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

All Capitalized terms not otherwise defined herein shall have the same meaning as assigned to them in the Original Agreement (as such term is defined below).

RECITALS

WHEREAS:

(A)

SoftBank and AV entered into a Joint Venture Agreement dated as of December 1, 2017 under which they agreed to establish a joint venture company named HAPSMobile Inc., and SoftBank and AV subsequently amended such Joint Venture Agreement by the certain Amendment Agreement dated November 29, 2018, the certain Second Amendment Agreement dated February 8, 2019, the certain Third Amendment Agreement dated June 21, 2019, the certain Fourth Amendment Agreement dated October 30, 2019, and the certain Fifth Amendment Agreement dated March 31, 2021 (such Joint Venture Agreement, Amendment Agreement, Second Amendment Agreement, Third Amendment Agreement, Fourth Amendment Agreement, and Fifth Amendment Agreement being referred to collectively as the “Original Agreement”); and

(B)	SoftBank and AV now desire to amend a portion of the Original Agreement as set forth in this Amendment.

NOW THEREFORE, the Parties hereby agree to amend and supplement the terms of the Original Agreement as follows:

1.Amendment to Section 7.10 (Preferred Supplier).

Section 7.10 of the Original Agreement is deleted in its entirety and replaced with the following:

Preferred Supplier. AV will have exclusive rights from the Company for future design and manufacturing work for the existing Solar HAPS currently referred to as the “Sunglider” and future variants thereof (which may be categorized as “Flying Wing” type and “Paul MacCready” type aircrafts) subject to AV’s terms (and AV’s ongoing compliance with such terms) with respect to ensuring that the quality, performance and cost for such work is competitive with third parties. Subject to the foregoing, AV must remain the design authority and manufacturing authority for the existing Sunglider and any future variants thereof and is responsible for providing (i) a certifiable and manufacturable aircraft system for the existing Sunglider and any future variants thereof (including, without limitation, all of the Sunglider’s subsystems and components with the exception of the payload), and (ii) evidence of AV’s quality and cost competitiveness to the Company by the use of transparency standards, such as a preferred supplier certification process and the Company shall review the evidence presented by AV. However, in the event that AV is not capable of performing the necessary work due to unforeseen events, including but not limited to force majeure, or where the quality, performance or cost of the work by AV is not competitive with that of third parties, the

[***] Information has been omitted pursuant to Item 601(b)(10) of Regulation S-K.

Company shall have the right to use a second supplier. In furtherance of the Company’s overall business, the Company and SoftBank may advise AV to select other resources for certain components, which advice AV shall consider in good faith and will not unreasonably withhold consent.

2.Amendment to Section 12 (Non-Compete).

Section 12 of the Original Agreement is deleted in its entirety and replaced with the following:

The Parties agree that the Solar HAPS currently referred to as the “Sunglider” is being developed exclusively for the Company. The Parties further agree that neither of the Parties will compete with the Company, including by engaging in any similar project(s) with third parties, in the area of the use of Solar HAPS in commercial telecommunication applications; provided, however, that since the Company, as a high altitude platform station operator, may provide services utilizing various high altitude platform station vehicles, the foregoing prohibition shall not apply to SoftBank and/or AV discussing, testing, partnering or conducting any other activities with aircraft manufacturers or Solar HAPS providers where such activities are conducted on behalf of or for the ultimate benefit of the Company to the extent such activities do not adversely impact the development or maturation to commercialization of Sunglider or future variants thereof, but only for as long as such development or maturation to commercialization of the Sunglider and its derivative platforms remains in the best interest of the Company (as determined independently of the interests of the Company's individual shareholders as suppliers or commercial partners). The Company shall have the exclusive right to the Solar HAPS in any application other than Non-Commercial applications. AV shall have the exclusive rights to the Solar HAPS for Non-Commercial applications which is an extension of its now current business; provided, however, the Company shall have the exclusive rights to Non-Commercial applications for the Solar HAPS for Japan. If AV’s Non-Commercial applications of Solar HAPS impact the Company’s overall business in a materially and demonstrably negative way, then AV shall cease the activities directly causing such negative impact within a commercially reasonable time after receiving written notice from the Company providing AV with evidence of such negative impact. In the event that AV is required to cease such activities pursuant to this Section 12, the Steering Committee shall promptly and in good faith work to resolve the issues causing such material and demonstrable negative impact to allow AV to resume such activities in a timely manner while eliminating such negative impact to the Company’s business. In the event that AV is required to disclose to its government customers that the Solar HAPS includes technology licensed by the Company, AV shall promptly notify the Company in advance of such requirement and take steps reasonably necessary to seek to maintain the confidentiality of the information to be disclosed.

3.Amendment to Section 7.9 (Purchase Orders).

Section 7.9 of the Original Agreement is deleted in its entirety and replaced with the following:

Purchase Orders. For purchase or work orders issued by the Company to AV to continue the design and development of the Solar HAPS for the Company, the profit that AV may include in its prices to the Company shall be no greater than [***] ([***]%) of AV’s total cost. For purchase or work orders issued by SoftBank to AV under the Master Design and Development Agreement, the profit that AV may include in its prices to SoftBank shall be no greater than [***] ([***]%) of AV’s total cost.

4.Effective Date.

Notwithstanding the signing date, this Amendment shall be in full effect from May 29, 2021.

5.Other.

[***] Information has been omitted pursuant to Item 601(b)(10) of Regulation S-K.

Except as expressly modified by this Amendment, the Original Agreement shall remain in full force and effect.

[Signature page follows.]

[***] Information has been omitted pursuant to Item 601(b)(10) of Regulation S-K.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their respective duly authorized representatives. This Amendment may be executed in counterparts, including by facsimile or any other electronic transmission.

[Signature Page]

SoftBank Corp.		AeroVironment, Inc.
By:	/s/ Hidebumi Kitahara	By:	/s/ Wahid Nawabi
Print Name:	Hidebumi Kitahara	Print Name:	Wahid Nawabi
Title:	VP, Head of Global Business Strategy	Title:	President and CEO
Division
Date:	May 29, 2021	Date:	May 29, 2021

[Signature Page]